Exhibit 99.1

For additional information, contact:
Joseph Stegmayer Chairman and CEO Phone: 602-256-6263 joes@cavco.com
News Release	On the Internet: www.cavco.com

FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL THIRD QUARTER RESULTS
Net sales $25.1 million; Net income $0.1 million
     PHOENIX — (January 29, 2009) — Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the third quarter and first nine months of its fiscal year 2009 ended December 31, 2008.
     Net sales for the third quarter of fiscal 2009 totaled $25,093,000, down 21% from $31,909,000 for the third quarter of fiscal year 2008.
     Net income for the fiscal 2009 third quarter of $110,000 was 92% below the $1,365,000 reported in the same quarter one year ago. Net income per share based on basic and diluted weighted average shares outstanding was $0.02, versus $0.21 and $0.20, respectively, last year.
     For the first nine months of fiscal 2009, net sales decreased 16% to $90,632,000 from $107,710,000 for the comparable prior year period, and net income declined 70% to $1,481,000 from $5,009,000 last year. For the first nine months of fiscal 2009, net income per share based on basic and diluted weighted average shares outstanding was $0.23 and $0.22, respectively, versus $0.78 and $0.75, respectively for the prior year period.
     “Cavco’s third fiscal quarter was adversely affected by the myriad problems in the general economy as well as specific challenges within our industry. Faced with illiquid capital markets, each of the manufactured housing sector’s primary inventory finance lenders initiated radical changes, including one company’s announcement to cease their lending activities entirely. The continued participation of the others is undergoing modification with one financier now requiring that home manufacturers provide a significant portion of the funds it lends to finance retail inventories of that manufacturer’s products. While some manufacturers are unable or have elected not to participate in this lender’s program, Cavco’s financial capabilities will enable us to engage in this and other special inventory financing programs for retailers. While the funds we expect to commit to inventory lending beginning in the fourth quarter will represent a relatively modest portion of our available cash, our involvement in this area will be quite helpful to retailers,” said Joseph Stegmayer, Chairman, President and Chief Executive Officer.
     Mr. Stegmayer also noted, “Operationally, we continued to reduce overhead expenses as incoming order rates and operating margins decreased. While demand for housing is not expected to improve until the mortgage markets strengthen and consumer confidence increases, we are addressing current market conditions and preparing for an improved sales environment with the introduction of new models, styles and price points designed to appeal to a broad spectrum of buyers. By continuing sound business practices and working closely with our independent distributors to aid them in adapting to the rapidly changing landscape, we believe Cavco is uniquely positioned for market growth and financial success over the long-term.”
     Cavco’s senior management will hold a conference call to review these results tomorrow, January 30, 2009, at 11:00 AM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link, or the web site www.opencompany.info. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
     Cavco Industries, Inc., headquartered in Phoenix, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. The Company is also a leading producer of park model homes and vacation cabins in the United States.

     Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general economic conditions; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials and unfavorable zoning ordinances; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2008 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	March 31,
	2008	2008
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$74,141	$73,610
Restricted cash	91	330
Accounts receivable	7,696	10,093
Inventories	10,659	11,293
Prepaid expenses and other current assets	3,463	1,839
Deferred income taxes	3,570	4,033

Total current assets	99,620	101,198

Property, plant and equipment, at cost:
Land	6,580	6,050
Buildings and improvements	7,354	7,290
Machinery and equipment	8,215	7,979

	22,149	21,319
Accumulated depreciation	(9,172)	(8,613)

	12,977	12,706

Goodwill	67,346	67,346

Total assets	$179,943	$181,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$305	$2,147
Accrued liabilities	14,737	18,005

Total current liabilities	15,042	20,152

Deferred income taxes	15,815	14,747

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common Stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,506,843 and 6,452,415 shares, respectively	65	65
Additional paid-in capital	126,068	124,814
Retained earnings	22,953	21,472

Total stockholders’ equity	149,086	146,351

Total liabilities and stockholders’ equity	$179,943	$181,250

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CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net sales	$25,093	$31,909	$90,632	$107,710
Cost of sales	22,440	27,321	80,090	92,134

Gross profit	2,653	4,588	10,542	15,576
Selling, general and administrative expenses	2,859	3,323	9,105	10,452

(Loss) income from operations	(206)	1,265	1,437	5,124
Interest income	151	683	730	2,072

(Loss) income before income taxes	(55)	1,948	2,167	7,196
Income tax benefit (expense)	165	(583)	(686)	(2,187)

Net income	$110	$1,365	$1,481	$5,009

Net income per share:
Basic	$0.02	$0.21	$0.23	$0.78

Diluted	$0.02	$0.20	$0.22	$0.75

Weighted average shares outstanding:
Basic	6,499,362	6,433,419	6,481,572	6,419,189

Diluted	6,693,418	6,677,167	6,695,654	6,664,458

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CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA — CONTINUING OPERATIONS
(Dollars in thousands, except average sales price amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net sales
Manufacturing	$23,988	$30,054	$87,959	$101,422
Retail	2,448	3,077	6,772	10,101
Less: Intercompany	(1,343)	(1,222)	(4,099)	(3,813)

Net sales	$25,093	$31,909	$90,632	$107,710

Floor shipments — manufacturing	904	1,132	3,361	3,788

Average sales price per floor — manufacturing	$26,535	$26,549	$26,170	$26,775

Home shipments — manufacturing	604	746	2,210	2,425

Average sales price per home — manufacturing	$39,715	$40,287	$39,800	$41,824

Home shipments — retail	32	35	92	131

Capital expenditures	$93	$114	$910	$615

Depreciation	$198	$198	$623	$585

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